EXHIBIT 99.1

KemPharm, Inc. Reports Second Quarter 2017 Results

Conference Call and Live Audio Webcast with Slide Presentation Scheduled for Today at 4:30 p.m. ET

Clinical Development & Regulatory Highlights:

●	PK415.109 Pharmacokinetics Phase 1 Trial Completed
●	Held KP415 End-of-Phase 1 Meeting with U.S. Food and Drug Administration (FDA)
●	Initiated Development of KP484, A Super-Extended Release Attention-Deficit/Hyperactivity Disorder (ADHD) Methylphenidate Product Candidate
●	Presented Clinical Data for KP511 at the International Conference on Opioids
●	Granted First Patent for KP746, a Novel Prodrug of Oxymorphone

Financial Highlights:

●	Net loss of $0.44 per basic and diluted share for the quarter ended June 30, 2017
●	Quarterly operating expenses decreased $1.1 million, as compared to Q2 2016, driven primarily by decreases in G&A spending
●	Total cash and security-related amounts were $65.8 million at June 30, 2017, which includes cash, cash equivalents, restricted cash, marketable securities and long-term investments balance

Coralville, IA – August 10, 2017 – KemPharm, Inc. (NASDAQ: KMPH), a clinical-stage specialty pharmaceutical company engaged in the discovery and development of proprietary prodrugs, today reported its corporate and financial results for the second quarter ended June 30, 2017, including an update on clinical and regulatory events involving its prodrug development pipeline.

“The second quarter was highlighted by key advances to our ADHD prodrug portfolio, including the completion of the KP415 End-of-Phase 1 meeting with the FDA and the requisite Phase 1 pharmacokinetics trial, the data of which was announced today and has provided us additional support of the potential early onset and extended duration of therapy that may be provided by KP415,” said Travis C. Mickle, Ph.D., President and Chief Executive Officer of KemPharm. “We believe these two events keep us on schedule for the initiation of the pivotal efficacy study and human abuse liability program prior to year-end.”

“Importantly, we also were able to announce the development of a new ADHD prodrug product candidate, KP484, a super-extended release d-threo-methylphenidate. We now expect to file the Investigational New Drug (IND) application for KP484 as early as the third quarter of 2017, after which we anticipate initiating an expedited clinical development program in 2018,” Dr. Mickle continued. “Should we continue to advance our ADHD prodrug portfolio as expected, KemPharm foresees submitting New Drug Applications (NDAs) for KP415 and KP484 in 2018 and 2019, respectively, enabling the Company to potentially introduce two highly differentiated products to the ADHD market in close succession. Altogether, these completed and anticipated milestones have strengthened our conviction that our ADHD prodrug portfolio is not only KemPharm’s most valuable asset, but also has the potential to address important treatment needs across the ADHD patient spectrum.”

“In addition to the significant activity with our ADHD portfolio, we anticipate the completion of the Formal Dispute Resolution Request (FDRR) process for Apadaz™, our product candidate combining KP201with APAP, with the FDA in the near future as well,” Dr. Mickle concluded. “Collectively, we believe these internal opportunities may add significant value to KemPharm in 2017 and 2018, while serving to highlight the potential of our Ligand Activated Therapy (LAT) prodrug platform. We will continue to leverage this drug discovery engine, which is designed to enhance the performance of an active pharmaceutical ingredient and increase the marketability of the parent drug.”

Q2 2017 Financial Results:

KemPharm’s reported net loss of $6.5 million, or $0.44 per basic and diluted share for Q2 2017, compared to net income of $9.8 million, or net income per basic share of $0.59 and net loss per diluted share of $0.58, for the same period in 2016. Net loss for the Q2 2017 was driven primarily by a loss from operations of $8.2 million, and net interest expense and other items of $1.8 million; these expenses were partially offset by fair value adjustment income of $3.5 million. Loss from operations was $9.3 million for the same period in 2016. The decrease in loss from operations for Q2 2017 compared to the same quarter in 2016 was primarily due to a decrease in general and administrative costs related to overhead and personnel spending.

As of June 30, 2017, total cash, cash equivalents, restricted cash, marketable securities, and long-term investments was $65.8 million, which reflected a decrease of $6.6 million compared to March 31, 2017. Based on the Company’s current forecast, existing resources are expected to fund operating expenses and capital expenditure requirements through Q2 2019.

Conference Call Information:

The company will host a conference call and live audio webcast with slide presentation on Thursday, August 10, 2017, at 4:30 p.m. ET, to discuss its corporate and financial results for the second quarter 2017. Interested participants and investors may access the conference call by dialing either:

●	(866) 395-2480 (U.S.)
●	(678) 509-7538 (international)
●	Conference ID: 63587183

The live webcast with accompanying slides will be accessible via the Investor Relations section of the KemPharm website http://investors.kempharm.com/. An archive of the webcast and presentation will remain available for 90 days beginning at approximately 5:30 p.m., ET on August 10, 2017.

Second Quarter Activities:

●	Initiated Development of KP484, A New, Super-Extended Release ADHD Methylphenidate Product Candidate 1
On June 28, 2017, KemPharm announced the development of a new prodrug product candidate of d-threo-methylphenidate (d-MPH), KP484, for ADHD indications that may benefit from a super-extended duration of treatment. The new therapeutic application was developed during a data analysis of the KP415 Phase 1 study, in which KemPharm observed that the prodrug molecule demonstrated an ability to produce a longer duration release of d-MPH relative to comparator products available on the market today. As a result, KemPharm is now planning to initiate clinical development of KP484 and anticipates filing an IND application for KP484 as early as the third quarter of 2017. KemPharm expects to leverage data from certain clinical and nonclinical trials of KP415 to expedite the development of KP484. KemPharm believes this may enable it to realize key cost and R&D efficiencies and target a NDA submission as soon as 2019.

●	Completed KP415 End-of-Phase 1 Meeting with FDA
Also on June 28, 2017, KemPharm announced the successful completion of an End-of-Phase 1 (EOP1) meeting with the FDA for KP415. KemPharm held the EOP1 meeting with the FDA to discuss the data from the Phase 1 proof-of-concept clinical trial of KP415 (KP415.101), additional nonclinical and manufacturing data sets, and the proposed clinical and nonclinical programs required for eventual submission of an NDA for KP415. Additionally, KemPharm and the FDA discussed the proposed commercial formulation of KP415, which KemPharm plans to develop with a co-formulated product of methylphenidate and the prodrug of KP415 to potentially support a superior early onset profile. Based on the feedback from the FDA, KemPharm believes that its ongoing and anticipated research of KP415, including the pivotal efficacy trial planned to initiate in the second half of 2017, remains on schedule and in alignment with a potential NDA submission as soon as late 2018.

●	Announced First Patent Grant for KP746, a Prodrug of Oxymorphone

On June 26, 2017, KemPharm announced the addition of a patent for KP746, a prodrug of oxymorphone.  KemPharm was granted U.S. Patent No. 9,682,076 from the United States Patent and Trademark Office for its patent application titled, “Benzoic acid, benzoic acid derivatives and heteroaryl carboxylic acid conjugates of oxymorphone, prodrugs, methods of making and use thereof.” The patent, which extends through 2035, provides compositions of matter for treating moderate to severe pain, specifically comprising a compound and compositions of oxymorphone conjugated to 6-diflunisal.

●	Presented Clinical Data for KP511 at the International Conference on Opioids

On June 11, 2017, KemPharm presented clinical data from KP511 KemPharm’s prodrug of hydromorphone, at the International Conference on Opioids Annual Meeting. The poster, titled, “Pharmacokinetics and Abuse Potential of KP511, a Novel Prodrug of Hydromorphone, after Intranasal Administration in Recreational Drug Users,” reported the results of a study designed to assess the pharmacokinetics and abuse potential of equimolar doses of KP511 hydrochloride active pharmaceutical ingredient (API) (16.1 mg) compared with hydromorphone (HM) hydrochloride (HCl) API (8 mg) following intranasal administration in the studied non-dependent, recreational opioid users. Intranasal KP511 demonstrated favorable pharmacokinetics marked by reduced plasma drug exposure compared to HM HCl, as well as statistically significant reductions in FDA-recommended endpoints relating to abuse potential, including “at-the-moment” Drug Liking and Feeling High measures and retrospective measures of Take Drug Again and Overall Drug Liking.

●	Promoted Andrew Barrett, Ph.D., to Vice President, Scientific Affairs
On June 1, 2017, KemPharm announced the promotion of Dr. Andrew Barrett as Vice President, Scientific Affairs. Dr. Barrett has contributed to KemPharm’s scientific research and development since early 2016, playing a significant role in the clinical/regulatory development of the company’s pipeline assets and communicating key scientific findings to the medical and investor communities. As Vice President, Scientific Affairs, Dr. Barrett is responsible for leading KemPharm’s medical communications strategies, while continuing to contribute to clinical/regulatory efforts.

About KemPharm

KemPharm is a clinical-stage specialty pharmaceutical company focused on the discovery and development of proprietary prodrugs to treat serious medical conditions through its LATTM (Ligand Activated Therapy) platform technology.  KemPharm utilizes its LATTM platform technology to generate improved prodrug versions of FDA-approved drugs in the high need areas of pain, ADHD and other central nervous system disorders. KemPharm’s co-lead clinical development candidates are KP415 and KP484, both based on a prodrug of methylphenidate, but with differing extended-release profiles for the treatment of ADHD, and KP201/IR, an acetaminophen-free formulation of the company’s immediate release abuse deterrent hydrocodone product candidate, KP201.  For more information on KemPharm and its pipeline of prodrug product candidates visit www.kempharm.com.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements include statements regarding the expected features and characteristics of KP415, KP484, KP201/IR and KP511, the expected timing of the initiation and completion of any clinical trials for the Company’s product candidates and the expected timing for any submission of an New Drug Application with the FDA for any of the Company’s product candidates. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to KemPharm and its current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the risks and uncertainties associated with: KemPharm's financial resources and whether they will be sufficient to meet KemPharm's business objectives and operational requirements; results of earlier studies and trials may not be predictive of future clinical trial results; the protection and market exclusivity provided by KemPharm's intellectual property; risks related to the drug discovery and the regulatory approval process; the impact of competitive products and technological changes; and the FDA approval process under the Section 505(b)(2) regulatory pathway, including without limitation any timelines for related approval. KemPharm's forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning KemPharm’s business are described in additional detail in KemPharm's Annual Report on Form 10-K for the year ended December 31, 2016, and KemPharm’s other Periodic and Current Reports filed with the Securities and Exchange Commission. KemPharm is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:	Media Contact:
Jason Rando / Joshua Drumm, Ph.D. Tiberend Strategic Advisors, Inc. 212-375-2665 / 2664 jrando@tiberend.com jdrumm@tiberend.com	Daniel L. Cohen Executive VP, Government and Public Relations KemPharm, Inc. 202-329-1825 dcohen@kempharm.com

KEMPHARM, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Revenue	$—	$—	$—	$—
Operating expenses:
Research and development	4,650	4,988	8,764	8,222
General and administrative	3,574	4,287	6,840	8,023
Total operating expenses	8,224	9,275	15,604	16,245
Loss from operations	(8,224)	(9,275)	(15,604)	(16,245)
Other (expense) income:
Loss on extinguishment of debt	—	—	—	(4,740)
Interest expense related to amortization of debt issuance costs and discount	(390)	(393)	(780)	(835)
Interest expense on principal	(1,443)	(1,475)	(2,884)	(2,625)
Fair value adjustment	3,523	20,763	(3,693)	31,041
Interest and other income, net	13	144	114	246
Total other (expense) income	1,703	19,039	(7,243)	23,087
(Loss) income before income taxes	(6,521)	9,764	(22,847)	6,842
Income tax benefit (expense)	4	4	8	(8)
Net (loss) income	$(6,517)	$9,768	$(22,839)	$6,834

Net (loss) income per share:
Basic	$(0.44)	$0.59	$(1.56)	$0.41
Diluted	$(0.44)	$(0.58)	$(1.56)	$(1.36)

Weighted average number of shares of common stock outstanding:
Basic	14,649,586	14,597,449	14,648,291	14,546,576
Diluted	14,649,586	15,435,322	14,648,291	15,583,390

KEMPHARM, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share and par value amounts)

	As of June 30,	As of December 31,
	2017	2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$12,385	$16,762
Restricted cash	1,100	1,100
Marketable securities	41,107	51.003
Trade date receivables	—	5,003
Prepaid expenses and other current assets	771	489
Total current assets	55,364	74,357
Property and equipment, net	2,148	1,970
Long-term investments	11,215	8,200
Other long-term assets	321	360
Total assets	$69,048	$84,887

Liabilities and stockholders' deficit
Current liabilities:
Accounts payable and accrued expenses	$6,303	$6,444
Current portion of capital lease obligation	177	157
Other current liabilities	112	41
Total current liabilities	6,592	6,642
Convertible notes, net	91,950	91,170
Derivative and warrant liability	8,311	4,618
Other long-term liabilities	1,472	1,153
Total liabilities	108,325	103,583

Stockholders' deficit:
Common stock, $0.0001 par value, 250,000,000 shares authorized, 14,657,430 shares issued and outstanding as of June 30, 2017 (unaudited); 14,646,982 shares issued and outstanding as of December 31, 2016	1	1
Additional paid-in capital	104,901	102,643
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, no shares issued or outstanding as of June 30, 2017 (unaudited) and December 31, 2016	—	—
Accumulated deficit	(144,179)	(121,340)
Total stockholders' deficit	(39,277)	(18,696)
Total liabilities and stockholders' deficit	$69,048	$84,887